SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HAROLD'S STORES, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement if Other Than Registrant)

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NOTICE OF 2002

ANNUAL MEETING OF

SHAREHOLDERS AND

PROXY STATEMENT

Dear Harold's Shareholder:

On behalf of the Board of Directors and management of Harold's Stores, Inc., I am pleased to invite you to attend the 2002 Annual Meeting of Shareholders. The meeting will be held at our corporate office located at 5919 Maple Avenue, Dallas, Texas at 10:00 a.m., local time, on Thursday, June 20, 2002. A copy of our Annual Report to Shareholders for the year 2001 is enclosed.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the meeting. During the meeting, there will also be a report by management on the Company's business, as well as a discussion period during which you will be able to ask questions.

Whether or not you plan to attend in person, please mark your proxy in the space provided. It is important that your shares be represented by a proxy, even if you cannot be present. Take a moment now to sign, date and return your proxy in the envelope provided. If you have multiple accounts and received more than one set of this material, please be sure to return each proxy.

I look forward to greeting you at this year's Annual Meeting.

Sincerely,

Clark J. Hinkley

Chief Executive Officer

HAROLD'S STORES, INC., 5919 MAPLE AVENUE

DALLAS, TEXAS 75235 (214) 366-0600

HAROLD'S STORES, INC.

5919 Maple Avenue

Dallas, Texas 75235

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 20, 2002

TO OUR SHAREHOLDERS:

The 2002 Annual Meeting of Shareholders of Harold's Stores, Inc. (the "Company") will be held at the Company's corporate office located at 5919 Maple Avenue, Dallas, Texas on Thursday, June 20, 2002, at 10:00 a.m., local time, for the following purposes:

  To elect seven (7) directors to hold office until the next annual meeting of the shareholders and until their respective successors shall have been elected and qualified.

  To approve the 2002 Performance and Equity Incentive Plan.

  To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Annual Meeting may be adjourned from time to time and, at any reconvened meeting, action with respect to the matters specified in the notice may be taken without further notice to the shareholders unless required by the Bylaws.

Shareholders of record of Common Stock and Series 2001-A Preferred Stock at the close of business on April 25, 2002 are entitled to notice of, and to vote at, the Annual Meeting. A list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual Meeting, during normal business hours, at the principal executive office of the Company, 5919 Maple Avenue, Dallas, Texas, for a period of ten days prior to the Annual Meeting and at the Annual Meeting.

BY THE ORDER OF THE BOARD OF DIRECTORS

JODI L. TAYLOR

Secretary

DATED: May 14, 2002

HAROLD'S STORES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 20, 2002

The following information is furnished in connection with the 2002 Annual Meeting of Shareholders of Harold's Stores, Inc., an Oklahoma corporation (the "Company"), which will be held on Thursday, June 20, 2002, at 10:00 a.m., local time, at the Company's offices located at 5919 Maple Avenue, Dallas, Texas and at any adjournment or adjournments thereof, and will be mailed on or about May 17, 2002 to the holders of record of Common Stock and Series 2001-A Preferred Stock as of the record date.

SHAREHOLDERS ENTITLED TO VOTE

The record date for determining holders of Common Stock and Series 2001-A Preferred Stock entitled to notice of, and to vote at, the Annual Meeting has been fixed as the close of business on April 25, 2002. On that date, there were 6,090,293 shares of Common Stock and 312,783 shares of Series 2001-A Preferred Stock outstanding and entitled to vote at the Annual Meeting.

With respect to each matter presented to the holders of Common Stock at the Annual Meeting, the holders of record of each outstanding share of Common Stock on the record date will be entitled to one vote per share. With respect to each matter presented to the holders of Series 2001-A Preferred Stock at the Annual Meeting (including matters on which the holders of Common Stock and Series 2001-A Preferred Stock may vote together as a single class as described below), the holders of record of each outstanding share of Series 2001-A Preferred Stock on the record date will be entitled to one vote for each share of Common Stock into which such Series 2001-A Preferred Stock could be converted as of the record date, which as of the record date totaled 4,813,574 shares. At the Annual Meeting, the holders of record of Series 2001-A Preferred Stock only, voting as a separate class, will be entitled to elect three of the seven director nominees. The holders of record of Common Stock and Series 2001-A Preferred Stock, voting together as a single class, will be entitled to elect four of the seven director nominees and to vote on any other matters presented to the shareholders at the Annual Meeting.

SOLICITATION OF PROXIES

The enclosed proxy for the Annual Meeting is being solicited by the Company's Board of Directors and is revocable at any time prior to the exercise of the powers conferred thereby. The cost of the solicitation of proxies in the enclosed form will be borne by the Company. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, or facsimile, and by banks, brokerage houses and other institutions. Nominees or fiduciaries will be requested to forward the solicitation material to their principals and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

Unless otherwise directed in the accompanying form of proxy, the persons named therein will vote FOR the election of the director nominees and FOR the proposal to approve the 2002 Performance and Equity Incentive Plan. As to any other matters that may properly come before the Annual Meeting, the shares represented by proxies will be voted in accordance with the recommendations of the Board of Directors, although the Company does not presently know of any other such matters. Any shareholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by (a) giving written notice to the Company of such revocation, (b) voting in person at the Annual Meeting or (c) executing and delivering to the Company a later dated proxy. Written revocations and later dated proxies should be sent to Harold's Stores, Inc., Shareholder Relations, Post Office Drawer 2970, Norman, Oklahoma 73070-2970.

ANNUAL REPORT

The Company's Annual Report to Shareholders covering the fiscal year ended February 2, 2002 ("2001"), including audited financial statements, is enclosed. No part of the Annual Report is incorporated in this Proxy Statement or is deemed to be a part of the material for the solicitation of proxies.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Annual Meeting, seven directors constituting the entire Board of Directors are to be elected. The holders of Common Stock and Series 2001-A Preferred Stock, voting together as a single class, are entitled to elect four of the seven director nominees. The holders of Series 2001-A Preferred Stock, voting as a separate class, are entitled to elect three of the seven director nominees. If elected, the director nominees will hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified or their earlier resignation or removal.

All of the nominees have indicated their intent to serve if elected. The Company does not contemplate that the nominees will become unavailable to serve for any reason, but if that should occur before the Annual Meeting, proxies will be voted for another nominee, or other nominees, to be selected by (i) the Board of Directors in the case of the directors to be elected by the holders of Common Stock and Series 2001-A Preferred Stock voting together as a single class, and (ii) the holders of a majority of the voting power of the outstanding Series 2001-A Preferred Stock in the case of the directors to be elected by the holders of Series 2001-A Preferred Stock voting as a separate class. Proxies cannot be voted for a greater number of nominees than the number of nominees named herein.

Arrangements Regarding Nomination and Election of Directors

Under the terms of the Certificate of Designation relating to the Series 2001-A Preferred Stock, the holders of Series 2001-A Preferred Stock are entitled to elect, as a single voting class, a number of members of the Company's Board of Directors such that the number of directors so elected by the holders of the Series 2001-A Preferred Stock represents a percentage of the total membership of the Board of Directors that equals, as nearly as practicable, the percentage of the Common Stock represented by the outstanding Series 2001-A Preferred Stock on an as-converted to Common Stock basis (currently approximately 44.2%). The authorized number of directors of the Company has been fixed at seven, and under these separate voting rights, the holders of the Series 2001-A Preferred Stock are entitled to elect three of the Company's seven authorized directors and the holders of Common Stock and Series 2001-A Preferred Stock, voting together as a single class, are entitled to elect four of the seven authorized directors.

Robert L. Anderson, W. Howard Lester and William E. Haslam have been submitted by the holders of Series 2001-A Preferred Stock as nominees for election to the Board of Directors pursuant to the separate voting rights of the Series 2001-A Preferred Stock.

In connection with the issuance of the Series 2001-A Preferred Stock, certain members of the Powell family, including Harold G. Powell, founder of the Company, and Rebecca Powell Casey, a director and executive officer of the Company, and certain trusts for the benefit of members of the Powell family (collectively, the "Powell Family Shareholders") entered into a Voting Agreement with the holders of the Series 2001-A Preferred Stock (the "Voting Agreement"). The Powell Family Shareholders currently own in the aggregate approximately 45% of the outstanding Common Stock. Pursuant to the Voting Agreement, the holders of the Series 2001-A Preferred Stock and the Powell Family Shareholders agreed to vote or act with respect to all shares of capital stock of the Company presently or thereafter owned by them, so as to elect as directors of the Company (a) the number of directors that the holders of Series 2001-A Preferred Stock are entitled to elect as described above and (b) one individual selected by a majority-in-interest of the Powell Family Shareholders, for so long as the Powell Family Shareholders or their lineal descendants own at least 10% of the Common Stock of the Company (assuming for such purpose conversion in full of all shares of Series 2001-A Preferred Stock into Common Stock). Rebecca Powell Casey has been submitted by the Powell Family Shareholders as their nominee for election as a director and is one of the four director nominees to be elected by the holders of Common Stock and Series 2001-A Preferred Stock, voting together as a single class.

In addition, as provided in the Voting Agreement, each of Rebecca Powell Casey and Michael T. Casey, who are husband and wife and beneficially own in the aggregate approximately 18% of the outstanding Common Stock, have given the holders of the Series 2001-A Preferred Stock an irrevocable proxy to vote all shares of capital stock held by them (including with respect to the election of directors), except that such proxy shall not extend to or affect the rights of Ms. Casey and Mr. Casey to participate in the designation of or to vote in favor of the election of the director to be designated by the Powell Family Shareholders as described above. This proxy shall terminate upon the later of (a) February 28, 2004 or (b) one year after the termination of Ms. Casey's employment with the Company.

Nominees

The persons listed below have been nominated for election to fill the three director positions to be elected by the holders of the Series 2001-A Preferred Stock, voting as a separate class:

Name	Age	Director Since
Robert L. Anderson	59	2000
W. Howard Lester	66	1995
William E. Haslam	43	2001

The persons listed below have been nominated for election to fill the four director positions to be elected by the holders of Common Stock and Series 2001-A Preferred Stock, voting together as a single class:

Name	Age	Director Since
Clark J. Hinkley	60	2001
Rebecca Powell Casey	50	1987
Margaret A. Gilliam	63	2000
Leonard M. Snyder	54	2000

The following is certain biographical information relating to each nominee:

Robert L. Anderson has served as President of Ronus, Inc., a privately owned investment firm, since 1997. From 1982 to 1997, Mr. Anderson was a Partner at Price Waterhouse, serving as Partner-in-Charge of the Real Estate Practice. From 1964 to 1981, Mr. Anderson was with Arthur Andersen, his last capacity served being Partner-in-Charge of the Tax Specialty Group specializing in foreign real estate investments in the United States. Mr. Anderson serves on the board of directors of Post Properties, Inc., a publicly-traded real estate investment trust.

W. Howard Lester has been Chairman of Williams-Sonoma, Inc., a retailer of specialty cooking equipment and home furnishings and accessories, since 1978 and was Chief Executive Officer of Williams-Sonoma, Inc. from 1978 to 2001.

William E. Haslam has served as President of Pilot Corporation, a national retail operator of convenience stores and travel centers based in Knoxville, Tennessee, since 1980. From 1999 to 2001, he was Chief Executive Officer of Saks Direct, the former e-commerce catalogue division of Saks Fifth Avenue, and currently serves on the advisory board of AmSouth Bank of Knoxville, Tennessee Mr. Haslam was appointed as Non-Executive Chairman of the Board of Harold's Stores, Inc. in September 2001.

Clark J. Hinkley joined the Company in February 2001 and is the Company's Chief Executive Officer. From 1998 to 2001, Mr. Hinkley was Executive Vice President - Merchandising at the Children's Place. From 1987 to 1997, Mr. Hinkley was Executive Vice President and a member of the board of directors at Talbot's. Prior to this time, he was a merchandising executive at Dayton Hudson from 1963 to 1987.

Rebecca Powell Casey is Executive Vice President-Trend and Design of the Company. From 1992 until February 2001, Ms. Casey was Chief Executive Officer of the Company, and prior to that time had been President from 1987 to 1988, and Executive Vice President - Merchandise and Product Development from 1989 to 1991. Ms. Casey has been employed by the Company in various managerial positions since 1977.

Margaret A. Gilliam is President of Gilliam & Co., business advisors, a company she founded in 1997. She is also publisher of Gilliam Viewpoint, a monthly publication devoted to developments in the retail industry. Prior to that time, she spent 21 years with Credit Suisse First Boston and its predecessors, where her last position was Director, Equity Research and Senior Analyst for retail trade and soft goods. Before joining First Boston, Ms. Gilliam spent ten years with Goldman Sachs and five years with three small institutional brokerage firms in succession. Ms. Gilliam currently serves on the board of directors at Horizon Group Properties, Inc., a real estate company specializing in outlet malls, and Mayors Jewelers, Inc., a retail jewelry concern.

Leonard M. Snyder has served as Chairman and Chief Executive Officer of One Price Clothing Stores, Inc. since 2001. From 1998 to 2001, he was Non-Executive Chairman of the Board of Directors of One Price Clothing Stores, Inc. In addition, he has been a marketing and management consultant since January 1995. From 1984 to 1994, Mr. Snyder served as Chairman and Chief Executive Officer of Lamonts Apparel, Inc. Prior to his tenure at Lamonts, Mr. Snyder held executive positions with Allied Stores Corporation. Mr. Snyder is also a member of the board of directors of Paper Calmenson & Company, a diversified steel company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE NAMED NOMINEES

Director Compensation

Non-employee directors of the Company receive $1,000 for each full Board meeting attended ($500 if telephonic), $1,000 for each meeting of the Audit Committee or Compensation Committee attended ($500 if telephonic) and $500 ($250 if telephonic) for all other committee meetings attended. In addition, each non-employee director receives an annual retainer upon election or reelection to the Board in the amount of $5,000, 50% of which is paid in Common Stock of the Company based on the market value of the Common Stock on the date of election or reelection. Under the Company's 1993 Performance and Equity Incentive Plan, each incumbent non-employee director receives an option grant to purchase 2,000 shares of Common Stock upon reelection at each annual meeting of shareholders. Any newly elected non-employee director receives an initial option grant to purchase 10,000 shares upon election and, while serving as a director, receives additional option grants to purchase 2,000 shares upon reelection at each annual meeting of shareholders.

All directors of the Company are entitled to a discount on their clothing purchases off the retail price before markdowns and promotional discounts.

Committees

The Company's Board of Directors has an Audit Committee, Compensation Committee and Governance Committee.

The Audit Committee's functions include reviewing internal controls and recommending to the Board of Directors the engagement of the Company's independent certified public accountants, reviewing with such accountants the plan for and results of their audit of the Company's consolidated financial statements and determining the independence of such accountants. The Audit Committee met six times during 2001. The Audit Committee is currently comprised of Messrs. Anderson and Snyder and Ms. Gilliam. Each of the members of the Audit Committee is an "independent" director under the standards of the American Stock Exchange, other than Robert L. Anderson. Mr. Anderson serves as President of Ronus, Inc., a corporation indirectly controlled by Ronald de Waal, and received compensation for such services in excess of $60,000 during the previous fiscal year. Mr. de Waal also indirectly controls Inter-Him N.V., a significant shareholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Based on Mr. Anderson's exceptional qualifications to serve as an Audit Committee member, including extensive professional experience in auditing and accounting, and the belief of the Company's Board of Directors that his relationship with an affiliate of Inter-Him N.V. would not affect the exercise of Mr. Anderson's independent judgement, the Board of Directors determined, as permitted by the independence standards of the American Stock Exchange, that Mr. Anderson's service on the Audit Committee is required in the best interests of the Company and its shareholders.

The Compensation Committee's function is to evaluate and recommend changes in compensation for all executive officers and certain other key personnel, and the creation and implementation of employee benefit plans and special employment and consulting agreements. The Compensation Committee met two times during 2001. The Compensation Committee is currently comprised of Messrs. Snyder and Lester and Ms. Gilliam.

The Board of Directors does not have a nominating committee. The entire Board performs this function and evaluates and recommends nominees for election to the Board of Directors, subject to the rights of the holders of Series 2001-A Preferred Stock and the provisions of the Voting Agreement described above.

During 2001, the Board of Directors met five times. All incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees that they served, with the exception of W. Howard Lester who did not attend 75% of the meetings due to a change of management at his Company.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. Management, however, has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.

The Audit Committee operates under a written charter that has been approved by the Board of Directors. Among other things, the charter specifies the scope of the Audit Committee's responsibilities, including structure, processes and membership requirements. A copy of this charter, as amended, is included as Appendix A to this Proxy Statement.

In fulfilling its oversight responsibilities regarding the 2001 financial statements, the Audit Committee reviewed with Company management the audited financial statements. The Audit Committee's review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed the 2001 financial statements with the Company's independent auditors. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Our review with the independent auditors included a discussion of the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under the Statement of Auditing Standards No. 61. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures received by the Audit Committee in accordance with the requirements of the Independence Standards Board Standard No. 1.

The Audit Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits for the year 2002. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held six meetings during 2001, including quarterly telephonic meetings to discuss the Company's quarterly financial statements prior to release.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the Company's audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended February 2, 2002 for filing with the Securities and Exchange Commission. The Audit Committee has also recommended, and the Board has approved, the selection of Ernst & Young LLP as the Company's independent auditors for 2002.

Members of the Audit Committee:

Robert L. Anderson, Chairman

Margaret A. Gilliam

Leonard M. Snyder

Fees of Independent Auditors

During 2001, the Company retained its independent auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees $ 87,650

Financial Information Systems Design

and Implementation Fees -

All Other Fees $1,900

The Audit Committee has considered whether the provision of non-audit services by the auditor is compatible with maintaining auditor independence.

PROPOSAL 2:

PROPOSAL TO APPROVE THE 2002 PERFORMANCE AND EQUITY INCENTIVE PLAN OF THE COMPANY

In April, 1993, the Board of Directors adopted, and in July, 1993, the shareholders of the Company approved the 1993 Performance And Equity Incentive Plan of the Company (the "1993 Plan"). The 1993 Plan is designed to promote and to advance the interests of the Company and its shareholders by enabling the Company to attract, to retain and to reward managerial and other key employees and to strengthen the mutuality of interests between participants and the shareholders of the Company in the Company's long-term growth, profitability and financial success by offering a comprehensive incentive compensation program, including stock and cash incentive awards based on performance and other equity-based awards. The 1993 Plan was amended in 2000 to add provisions permitting the granting of options to non-employee directors and to increase the number of shares authorized for awards under the 1993 Plan from 1,000,000 to 3,000,000 shares. The 1993 Plan expires on November 30, 2002.

Summary of Reasons for Proposed 2002 Plan

The Board of Directors believes that the Company should continue to have an equity incentive plan to attract, retain and reward the Company's key employees and non employee directors. Accordingly, the Board has approved and recommends that the shareholders approve the 2002 Performance and Equity Incentive Plan (the "2002 Plan"). The 2002 Plan will be essentially identical to the 1993 Plan and will become effective immediately following the expiration of the 1993 Plan in November 2002. The number of shares available for awards in the 2002 Plan will be the same 3,000,000 shares authorized by the shareholders in 2000, less any awards that have been issued under the 1993 Plan. If any award under the 1993 Plan is terminated as a result of termination of employment or otherwise, the shares available will be restored to the 2002 Plan. The Compensation Committee has not at this time considered or approved any future awards under the 2002 Plan, and, as a result, the identity of future award recipients and the size and terms of future awards are not known at this time.

Description of the 2002 Plan

The 2002 Plan empowers the Company from time to time until November 30, 2012, to award to officers and other key managerial, administrative and professional employees of the Company and its subsidiaries Incentive, Non-Qualified and Deferred Compensation Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Unit Grants, Performance Equity and Performance Unit Grants, any other Stock-Based Awards (collectively, the "Awards") authorized by the Compensation Committee, and any combination of any or all of such Awards, whether in tandem with each other or otherwise. The 2002 Plan also authorizes the Board to issue Non-employee Director Options, which are also Non-Qualified Stock Options.

Administration

The 2002 Plan will be administered by the Compensation Committee. The Compensation Committee has the sole authority to construe and to interpret the 2002 Plan, to make rules and regulations relating to the implementation of the 2002 Plan, to select participants, to establish the terms and the conditions of Awards and to grant Awards, with broad authority to delegate its responsibilities to others, except with respect to the selection for participation of, and the granting of Awards to, officers of the Company who are subject to Section 16(b) of the Exchange Act.

Eligibility

Managerial employees, including all officers of the Company, and other key employees of the Company who hold positions of significant responsibility are eligible to receive Awards under the 2002 Plan. On April 28, 2002, this group consisted of approximately 110 persons. The selection of recipients of, and the nature and the size of, Awards granted under the 2002 Plan is wholly within the discretion of the Compensation Committee. There is no limit on the number of shares of Common Stock in respect to which Awards may be granted to, or exercised by, any person. Whether an Award may be exercised after a participant's termination of employment shall be determined by the Compensation Committee, except that if a participant's employment with the Company and its subsidiaries terminates for any reason within six months after the date of grant of any Award held by such participant, such Award shall expire as of such date of termination.

Shares Subject to 2002 Plan

The number of shares of Common Stock reserved for issuance, and in respect of which Awards may be granted, pursuant to the respective components of the 1993 Plan was 3,000,000 shares. The 2002 Plan will also reserve for issuance 3,000,000 shares less the number of shares that have been awarded and remain outstanding on November 30, 2002 under the 1993 Plan. Such maximum number of shares in payment of Awards granted or which may be subject to Awards is subject to appropriate equitable adjustment in the event of a reorganization, stock spilt, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company. After November 30, 2002, if any Awards under the 1993 Plan or the 2002 Plan are forfeited, terminated, settled in cash or exchanged for other Awards or expire unexercised, the shares of Common Stock theretofore subject to such awards will again be available for further awards. In addition, shares which are subject to Stock Appreciation Rights which expire unexercised or were not issued upon the exercise thereof and shares received in payment of the purchase price of a stock option in the exercise thereof will again be available for Awards under the 2002 Plan. No fractional shares may be issued under the 2002 Plan.

Incentive Stock Options

Options designated as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted under the 2002 Plan. The number of shares of Common Stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000 (or such other limit as may be imposed by the Code). Incentive Stock Options may be exercisable for such period or periods not in excess of 10 years after the date of grant as shall be determined by the Compensation Committee.

Non-Qualified Stock Options

Non-Qualified Stock Options may be granted under the 2002 Plan for such number of shares of Common Stock and will be exercisable for such period or periods as the Compensation Committee may determine.

Deferred Compensation Stock Options

Deferred Compensation Stock Options are designed to provide a means by which compensation payments can be deferred to future dates. The number of shares subject to a Deferred Compensation Stock Option is determined by the Compensation Committee using the following formula:

Amount of Compensation Deferred = Number of Optioned Shares (FMV - Exercise Price)

where, "FMV" means the fair market value of a share of Common Stock at the date such option is granted and the "Exercise Price" means the price at which such option may be exercised, as determined by the Compensation Committee. Deferred Compensation Stock Options will be exercisable for such period or periods as the Compensation Committee shall determine.

Option Exercise Prices

In general, the exercise price of an Incentive Stock Option must be at least 100% of the fair market value of the Common Stock on the date of grant. Non-Qualified Stock Options and Deferred Compensation Stock Options may be issued at such option exercise price as the Compensation Committee may determine, except that the Compensation Committee will not issue such options at less than 100% of the fair market value of the Common Stock of the Company at the date of grant unless it has been determined that such "discount" option price will not result in taxable income under the Code to the optionee at the date of grant or the date such option becomes first exercisable rather than at the date of exercise.

Exercise of Options

No stock option may be exercised, except as provided below, unless the holder thereof remains in the continuous employ of the Company. Stock options shall be exercisable only upon the payment in full of the applicable option exercise price in cash or, if approved by the Compensation Committee, in shares of Common Stock (at the fair market value thereof at exercise date) or by surrendering outstanding Awards denominated in stock or stock units. No Incentive, Non-Qualified or Deferred Compensation Stock Option may be exercised after the optionee ceases to be an employee of the Company, except where the Compensation Committee adopts terms and conditions relating to such Option which permit its exercise.

Stock Appreciation Rights

Under the 2002 Plan, a Stock Appreciation Right ("SAR") may be granted in tandem with, or independent of, any other Award granted under the Plan. An SAR is an Award which will entitle the holder to receive an amount equal to all, or some portion (as determined by the Compensation Committee in respect of each SAR granted), of the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of such share at the date of grant, multiplied by the number of shares as to which the holder is exercising the SAR. The Company will pay such amount to the holder in cash or in shares of Common Stock (at fair market value on the date of exercise) or in Deferred Compensation Stock Options, or combination thereof, as the Compensation Committee may in its sole discretion determine, except that any SAR exercised upon or after a Change in Control (as defined in the 2002 Plan) must be paid in cash.

When an SAR granted in tandem with an option is exercised, such option is canceled to the extent that the SAR is exercised. Conversely, if the optionee elects to exercise the option, the tandem SAR is canceled. The exercise of an SAR granted in respect of (but not in tandem with) an option, either at the time the option is granted or subsequent to the grant of the option, will not result in the cancellation of such related option and the exercise of such option will not result in the cancellation of the related SAR. The exercise of an SAR paid in cash will not be included as an Award for the purpose of determining the number of shares of Common Stock which may be issued under the 2002 Plan.

In no event may an SAR be exercised within six months after the date granted, except in the event of the death or the disability of the participant. The Compensation Committee may also determine that an SAR shall be automatically exercised on one or more specified dates, and will adopt procedures designed to limit the exercise of SAR's by participants subject to Section 16(b) of the Exchange Act in order to comply with the rules promulgated under the Exchange Act.

Restricted Stock

An Award of Restricted Stock consists of a specified number of shares of Common Stock which are transferred to a participant selected by, and for such consideration as determined by, the Compensation Committee and are subject to forfeiture to the Company under such conditions and for such periods of time as the Compensation Committee may determine. A participant may vote and receive cash dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock during the restriction period. Certificates for Restricted Stock will be held by the Company until all conditions have been satisfied.

Restricted Units

An Award of Restricted Units (each unit having a value equivalent to one share of Common stock) may be granted to a participant on such terms and subject to such conditions as the Compensation Committee may deem appropriate. Restricted Units may be paid upon the expiration of the relevant restriction period in cash, in shares of Common Stock equal to the number Restricted Units granted, in Deferred Compensation Stock Options, or in any combination thereof, as determined by the Compensation Committee.

Performance Equity and Performance Unit Grants

Performance Equity grants (with each unit equal in value to one share of Common Stock at the date of grant) and Performance Unit grants (with each unit representing such monetary value as assigned by the Compensation Committee) entitle the participant to receive cash, shares of Common Stock. Deferred Compensation Stock Options or any combination thereof, as determined by the Compensation Committee, based upon the degree of achievement of pre-established performance goals over a pre-established performance period as determined by the Compensation Committee in its discretion. Performance goals are fixed by the Compensation Committee on the basis of such criteria and to accomplish such goals as the Compensation Committee may select. The Compensation Committee has sole discretion to determine the employees eligible for Awards of Performance Equity or Performance Units, the duration of each performance measurement period, the value of each Performance Unit and the number of shares of units earned on the basis of the Company's and/or the participant's performance relative to the established goals. During a performance measurement period, the Compensation Committee may adjust the performance goals upward or downward. At the end of any performance measurement period, the Compensation Committee will determine the number of performance shares and performance units which have been earned on the basis of the actual performance in relation to the performance goals. A participant must be an employee at the end of the performance period to receive the proceeds of a Performance Equity or Performance Unit Grant; provided, however, that if such participant dies, retires, becomes disabled or ceases to be an employee with the Compensation Committee's consent prior to the end of the performance measurement period, the Compensation Committee may authorize total or partial payment to such participant or his or her legal representative. Performance Equity grantees shall be entitled to receive payment for each unit earned in an amount equal to the fair market value of shares of Common Stock at the date of the vesting of the Performance Equity Award. Performance Unit grantees shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of such unit.

Other Stock-Based Grants; Deferrals

The Compensation Committee has authority under the 2002 Plan to grant other Awards of Common Stock or Awards denominated as stock units. The Compensation Committee may also permit a participant to elect to defer receipt of the proceeds of any Award granted under the 2002 Plan.

Transferability

No Award granted under the 2002 Plan, and no right or interest therein, is assignable or transferable by a participant except by will or the laws of descent and distribution.

Term, Amendment and Termination

The 2002 Plan will become effective on December 1, 2002, immediately following the expiration of the 1993 Plan and will terminate on November 30, 2012, except with respect to Awards then outstanding. The Board of Directors may amend or terminate the 2002 Plan at any time, except that the Board of Directors may not, without approval of the shareholders of the Company, make any amendment which would would require the approval of shareholders under any securities exchange listing requirement that may be applicable to the Company.

Change in Control

In the event of a Change in Control of the Company (defined in the 2002 Plan to mean the acquisition of 35% or more of the Common Stock of the Company by any "Acquiring Person" coupled with any change in the composition of the Board of Directors with the effect that a majority of the directors are not "Continuing Directors"), unless the Board of Directors expressly provides otherwise as of the date of any such Change in Control, (i) all Incentive, Non-Qualified and Deferred Compensation Stock Options and Stock Appreciation rights then outstanding shall be fully exercisable, (ii) all restrictions on and conditions on and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned, subject in each case to the limitation that any such Award shall have been outstanding at least six months.

Federal Income Tax Consequences

Based on current provisions of the Code, and the existing regulations thereunder, the anticipated federal income tax consequences in respect of the several types of Awards under the 2002 Plan (including grants of Nonemployee Director Options, which are also Non-Qualified Stock Options) are as described below.

At Grant of Options and SARs

An optionee will not recognize any taxable income at the time an Incentive Stock Option or an SAR is granted and the Company will not be entitled to a federal income tax deduction at that time. The same rules should apply to Non- Qualified and Deferred Compensation Stock Options. However, because Non-Qualified Stock Options (with the exception of the Nonemployee Director Options) and Deferred Compensation Stock Options may be granted at option exercise prices substantially below the fair market value of the Common Stock of the Company on the date the option is granted, the Internal Revenue Service ("IRS") might take the position that under certain circumstances income is recognized at the time granted equal to the amount of the "discount" at which a Non-Qualified Stock Option or a Deferred Compensation Stock Option was granted.

Incentive Stock Options

No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise.

If the optionee holds the shares until the later of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" prior to either of such holding periods, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price and the Company will usually be entitled to a federal income tax deduction equal to such amount.

Non-Qualified and Deferred Compensation Stock Options

If Non- Qualified Stock Options are issued at an exercise price of at least 100% of the fair market value of the Common Stock at the date granted, ordinary income will be recognized by the holder at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will usually be entitled to a corresponding federal income tax deduction for the year of the exercise. At the time of sale of the shares, the optionee will generally realize a capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of such sale of the shares.

In the case of Non-Qualified Stock Options which may be, and Deferred Compensation Stock Options which are intended to be, issued at an option exercise price which is substantially less than 100% of fair market value, the same rules should apply, unless the IRS takes the position that such "discount" options are subject to tax on the grant date or at the time they first become exercisable. In such event, the Company would be entitled to a corresponding federal income tax deduction at such time.

Stock Appreciation Rights

Upon the exercise of an SAR, the holder will realize taxable ordinary income on the amount of cash received and/or the then current fair market value of the shares of Common Stock acquired and the Company will be entitled to a corresponding federal income tax deduction. The holder's basis in any shares of Common Stock acquired will be equal to the amount of ordinary income upon which he or she was taxed. Upon any subsequent disposition, any gain or loss realized will be a capital gain or loss.

Restricted Stock

Unless a participant makes the election described below, a participant receiving a Restricted Stock Award will not recognize income and the Company will not be allowed a deduction at the time such shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for the shares will be treated as ordinary compensation income to the participant and allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, any gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the IRS within 30 days after the date of grant, a participant's ordinary income and commencement of holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

Performance Equity, Performance Units and Restricted Units

A participant receiving any Performance Award or any Restricted Units will not recognize income, and the Company will not be allowed a deduction, at the time such Award is granted. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

Special Rules

To the extent an optionee pays all or part of the option price of a stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares received upon such exercise which is equal to the number of shares surrendered in payment of the option price shall have the same basis and tax holding period as the shares surrendered. If the shares surrendered had previously been acquired upon the exercise of an Incentive Stock Option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise.

Withholding Taxes

Withholding taxes must be paid at the time of exercise of any Non-Qualified or Deferred Compensation Stock Option or SAR. Withholding taxes must be paid in respect of any Restricted Stock or Restricted Unit when the restrictions thereon lapse. In respect of all other Awards, withholding taxes must be paid whenever income to the 2002 Plan participant is recognized for tax purposes.

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of Common Stock and Series 2001-A Preferred Stock, voting together as a single class, which are present in person or represented by proxy at the Annual Meeting is required to approve the 2002 Plan. Proxies marked "abstain" with regard to the proposal to approve the amendments to the 2002 Plan will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting. As a result, proxies marked "abstain" with regard to the proposal will have the same effect as if the shares represented thereby were voted against approval. Shares subject to proxies returned by brokers without authority to vote on the proposal are not taken into account for purposes of determining whether the requisite approval has been received. Such broker non-votes are not considered shares entitled to vote, due to the absence of authority on the part of the broker to vote the shares with regard to the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE 2002 PLAN.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

The executive officers of the Company are as follows:
Name	Principal Position
Clark J. Hinkley	Chief Executive Officer
Rebecca Powell Casey	Executive Vice President - Trend and Design
Kenneth C. Row	Executive Vice President - Marketing
Jodi L. Taylor	Chief Financial Officer & Secretary
Michael J. Zahn Sheri L. Hunt	Vice President - General Merchandise Manager Vice President - Manufacturing
Curtis E. Elliott	Vice President - Planning and Allocation
Jeffrey T. Morrell	Vice President - Human Resources
Eva M. Gordon	Vice President - Stores

The executive officers of the Company are elected by the Board of Directors and serve at its discretion. The following is a brief description of the business background of each of the executive officers who are not also directors of the Company. For biographical information concerning Clark J. Hinkley and Rebecca Powell Casey, see "Election of Directors - Nominees."

Kenneth C. Row was appointed Executive Vice President - Marketing of the Company in 1992. Prior to that time and since 1988, Mr. Row was Vice President - Marketing of the Company. Mr. Row has been employed by the Company and its predecessors in various managerial positions since 1986. His primary responsibilities include marketing, merchandise presentation, store construction and design.

Jodi L. Taylor was appointed as Chief Financial Officer in March 1998. Prior to that time, she served as Chief Financial Officer, Secretary and Treasurer of Baby Superstore, Inc. In 1997 Baby Superstore was acquired by Toys "R" Us, Inc. and Ms. Taylor remained as an executive involved with the merger and transition until joining Harold's Stores, Inc. in 1998. Ms. Taylor is a CPA who worked for Deloitte Haskins and Sells (now Deloitte & Touche) for 2 1/2 years before joining Baby Superstore in 1986.

Michael J. Zahn has served as Vice President - General Merchandise Manager since October 2001. Prior to joining the Company, he served as Vice President - General Merchandise Manager for The Children's Place and Vice President - Casual Sportswear for Ann Taylor. His career in retail began in 1981 with Marshall Fields in Chicago and he later held positions with Carter Hawley Hale and Warner Brothers.

Sheri L. Hunt has served as Vice President - Manufacturing since 2001. She served as Vice President and General Merchandise Manager of the Company from 1999 to 2001. Prior to that time, Ms. Hunt was employed by Nordstrom's in various managerial capacities since 1980.

Curtis E. Elliott has served as Vice President - Planning and Allocation since 1997. Prior to that time, he worked for Comshare Retail, Incorporated as Project Manager and Senior Retail Consultant before joining Charming Shoppes, Inc. as the Division Director of Planning for the Men's and Kids Division in 1995.

Jeffrey T. Morrell has served as Vice President - Human Resources of the Company since 1996. Mr. Morrell served as Vice President - Stores from 1993 to 1996, and prior to that time was employed in various managerial capacities since 1990.

Eva M. Gordon has served as Vice President of Stores since September 2001. She began her career with the Company in 1996 as a General Manager and subsequently served as District Manager and Regional Manager. She was named Director of Stores in March 2001. Prior to joining Harold's, Ms. Gordon spent more than a decade with Mark Shale as a manager and buyer.

Executive Compensation

The following table sets forth information with respect to the chief executive officer and the other four most highly compensated executive officers of the Company who were serving in such capacities as of the end of 2001 (the "named executive officers").
Summary Compensation Table
		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary (1)	Bonus	Securities Underlying Options (#)	All Other Compensation (2)

Clark J. Hinkley Chief Executive Officer	2001	$424,039	$100,000	500,000	$13,280
Rebecca Powell Casey Executive Vice President - Trend and Design	2001 2000 1999	$228,115 270,000 265,000	- - -	- - 11,000	- $ 2,750 2,775
Kenneth C. Row Executive Vice President - Marketing	2001 2000 1999	$200,000 200,000 193,000	- - -	- - 49,000	- - -
Jodi L. Taylor Chief Financial Officer	2001 2000 1999	$180,000 180,000 176,000	$10,000 - -	50,000 - 8,000	- - -
Sheri L. Hunt Vice President - Manufacturing	2001 2000 1999	$165,000 165,000 44,423	- $55,000 -	- 35,000 30,000	- - $50,518

  Personal benefits provided by the Company to each of the named executive officers do not exceed 10% of total annual salary and bonus reported for the named executive officer and are not included in this total.

  (2) "All Other Compensation" in 2001 for Clark J. Hinkley consisted of relocation expenses. "All Other Compensation" in 2000 and 1999 for Rebecca Powell Casey consisted of life insurance premiums and an automobile allowance. "All Other Compensation" in 1999 for Sheri L. Hunt consisted of relocation expenses.

  Options Granted In 2001

  The following table provides information with respect to the named executive officers who received grants of options in 2001.

Individual Options Granted In 2001
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Year 2001	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3) 5% 10%
Clark J. Hinkley (1)	500,000	41%	$2.40	February 26, 2011	$751,674	$1,912.491
Jodi L. Taylor (2)	50,000	4%	$2.55	June 22, 2011	$ 80,184	$ 203,202

  (1) Options granted to the named executive officer during 2001 are non-qualified, have a ten-year term, and become vested and exercisable as follows: 20% of the total number of shares covered by the option on grant date and 16% on the first through fifth anniversaries of the grant date.

  (2) Options granted to the named executive officer during 2001 are non-qualified, have a ten-year term, and become vested and exercisable in annual installments of 20% of the total number of shares covered by the option, beginning one year from the grant date.

  (3) These amounts are calculated based on certain assumed rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, are dependent on the future performance of the common stock and overall stock market condition. There can be no assurance that the amounts reflected in this table will be achieved.

  Option Exercises and Year-End Option Values

  The following table provides information with respect to the named executive officers concerning the exercise of options during 2001 and unexercised options held as of February 2, 2002.
Option Exercises And Year-End Valuation Table
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Clark J. Hinkley			100,000	400,000	$30,000	$120,000
Rebecca P. Casey	-	-	89,120	4,400	-	-
Kenneth C. Row	-	-	101,019	33,714	-	-
Jodi L. Taylor	-	-	64,800	68,200	-	$ 7,500
Sheri L. Hunt	-	-	32,000	33,000	$ 2,800	$ 4,200

  Employment Agreements

  The Company has an employment agreement with Clark J. Hinkley, Chief Executive Officer. The agreement was entered into effective as of February 2001 and provides for annual base salary of $500,000, plus an annual performance bonus based on results of operations. Additionally, the contract provides for a guaranteed bonus of $100,000 in the first year of employment and a stock option grant upon hiring of 500,000 shares of Common Stock, as well as reimbursement of relocation expenses and appropriate employee benefits. Base compensation may be adjusted by the Compensation Committee to ensure that it is consistent with peer group public companies within the apparel and accessories stores industry. The annual performance bonus, if any, is determined by the Compensation Committee after the results of operations covered by the employment contract have been calculated.

  The Company also has an employment agreement with Rebecca Powell Casey, Executive President - Trend and Design (formerly Chairman of the Board and Chief Executive Officer) of the Company. The agreement was entered into effective as of the beginning of 1998 and was subsequently amended. During 2000, the employment agreement, as amended, provided for annual base salary of $270,000. In February 2001, in connection with the change in Ms. Casey's responsibilities from Chief Executive Officer to Executive Vice President-Trend and Design, Ms. Casey's employment contract was amended to provide for annual base salary of $225,000, plus an annual performance bonus based on results of operations. Base compensation may be adjusted by the Compensation Committee to ensure that it is consistent with peer group public companies within the apparel and accessories stores industry. The annual performance bonus, if any, is determined by the Compensation Committee after the results of operations covered by the employment contract have been calculated.

  Compensation Committee Interlocks and Insider Participation

  During 2001, the Compensation Committee of the Board of Directors was composed entirely of non-employee directors. Since February 2001, the Compensation Committee consisted of Leonard M. Snyder, Margaret A. Gilliam and W. Howard Lester. During 2001, none of the Company's executive officers served as a director or member of the compensation committee of another entity in which any member of the Company's Compensation Committee or any other director of the Company was an executive officer.

  Compensation Committee Report on Executive Compensation

  The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, including specific compensation levels for the Company's executive officers, and administers the Company's 1993 Performance and Equity Incentive Plan and other employee incentive plans. The components of the Company's executive officer compensation program and the basis on which 2001 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the named executive officers, are discussed below.

  The Compensation Committee generally believes that the total cash compensation of its executive officers should be similar to the total cash compensation of similarly situated executives of peer group public companies within the apparel and accessories stores industry. Further, a significant portion of the complete compensation package should be tied to the Company's success in achieving profit, cash flow, and Company growth.

  A competitive base salary is considered vital to support the continuity of management. The Compensation Committee has established the base salaries of the Company's executive officers based in part on a survey of executive compensation paid by local and national retail companies. This survey was compiled for the Compensation Committee by the Wyatt Company and others in 1995 and has been updated since then (including in 2001) based on data provided by the National Retail Federation. The Compensation Committee also considers the experience, capability and overall performance of each executive officer, as well as the competitive marketplace for executive talent, in establishing base salaries.

  As discussed elsewhere herein, during 2001 the Company had employment agreements with certain of its executive officers, including Clark J. Hinkley and Rebecca Powell Casey. The base salary of the other named executive officers was established based primarily upon analysis of the surveys described above and the Company's historical profitability. The Company believes that the officers' cash bonuses should be tied to the Company's success in achieving near-term results. Cash bonuses are based on a bonus pool determined by the Compensation Committee. The Compensation Committee's primary goal is to tie bonus awards to the performance of the Company.

  Due to the Company's poor performance during 2001, the Compensation Committee did not award performance-based bonuses to executive officers, except in the case of one officer who was allowed a guaranteed bonus in conjunction with his hiring commitment and one officer who was allowed a bonus in conjunction with the completion of the change of control and new financing. Base salaries were not changed in 2001, except in the case of Rebecca P. Casey whose salary was lowered due to the change in responsibilities from Chief Executive Officer to Executive Vice President - Trend and Design.

  The Compensation Committee intends to reward long-term strategic management practices and enhancement of shareholder value through the award of stock options and other stock based awards under the Company's 1993 Performance and Equity Incentive Plan. The objective of equity based compensation is to more closely align the interest of the executive officers with those of the shareholders. The ultimate value of the awards will depend on the continued success of the Company, thereby creating a continuing incentive for executive officers to perform long after the initial grant. During 2001, in accordance with his hiring commitment, the Compensation Committee granted options to purchase 500,000 shares to Clark J. Hinkley as indicated under "Executive Compensation and Other Information- Option Grants in 2001." Additionally, the Compensation Committee granted options to purchase 50,000 shares to Jodi L. Taylor in recognition of her work done to complete the Company's change of control and new financing arrangements; see "Executive Compensation and Other Information- Option Grants in 2001." The Compensation Committee believes that total executive compensation in future years will continue to include equity-based incentive compensation, such as stock options and stock bonuses, and has approved the proposed 2002 Performance and Equity Incentive Plan.

  The Compensation Committee has not adopted a policy with respect to qualification of executive compensation in excess of $1 million per individual for deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. In evaluating any policy for future periods, the Compensation Committee would expect to consider a number of factors, including the nature of the Company's compensatory arrangements under employment contracts or otherwise, the materiality of amounts likely to be involved and potential ramifications of any loss of flexibility to respond to unforeseeable changes in circumstances that might result from such policy.

  We believe that the Company has an appropriate compensation structure, which properly rewards and motivates its executive officers to build stockholder value.

  Members of the Compensation Committee:

  Leonard M. Snyder, Chairman

  W. Howard Lester

  Margaret A. Gilliam

  Shareholder Return Performance Graph

  The following graph presented in accordance with the requirements of the Securities and Exchange Commission shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the American Stock Exchange Market Value Index (the "Broad Market Index") and the MG Industry Group Index -Apparel and Accessories Stores ("the Industry Index"). The Industry Index includes The Gap, Inc., The Limited, Inc., Talbot's and other apparel and accessories stores.

  The graph assumes an investment of $100 at the beginning of the five-year period on January 30, 1998, and that any dividends were invested.

  [Graph appears here.]

	AS OF FISCAL YEAR ENDED
	1-31-1997	1-30-1998	1-29-1999	1-28-2000	2-02-2001	2-01-2001
Harold's Stores, Inc.	100.00	52.02	59.59	32.32	27.47	21.82
MG Industry Group Index - Apparel and Accessories Stores	100.00	154.49	261.27	235.31	250.64	196.08
AMEX Market Value Index	100.00	114.07	118.18	139.28	146.36	128.71

  RELATED PARTY TRANSACTIONS

  The Company leases a 50,000 square foot building used primarily as its corporate headquarters and a men's and ladies' buying office in Dallas, Texas (the "Dallas Office"), an 85,000 square foot warehouse and distribution center located in Norman, Oklahoma and certain retail stores and related facilities from a limited partnership whose partners include Rebecca Powell Casey, an executive officer and director of the Company, Michael T. Casey (her husband), H. Rainey Powell (her brother), and Lisa Powell Hunt (her sister).

  The term of the Dallas Office lease expires September 2010 with annual rent payments of $453,204 plus insurance and property taxes until August 2001 at which time the annual rent was increased to $478,382, plus insurance, utilities and property taxes until August 2004, at which time the annual rent will be $503,560, plus insurance, utilities and property taxes until August 2007, at which time annual rent will be $528,728, plus insurance, utilities and property taxes until expiration of the lease. The lease contains two renewal options of five years each.

  The term of the warehouse and distribution center lease expires in June 2012, with annual rental payments of $338,438 plus insurance, utilities and property taxes until July 2001, at which time the annual rent increased annually on a fixed scale up to a maximum of $419,951 during the final year of the lease.

  The lease for the retail stores and related facilities expires in June 2008 and provides for annual base rental payments and percentage rent equal to 4% of sales plus insurance, utilities and property taxes. During 2001, the Company made aggregate rental payments of approximately $231,000 for these facilities.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series 2001-A Preferred Stock as of April 25, 2002 by (i) each nominee for election as a director, (ii) the named executive officers, (iii) all current executive officers and directors of the Company as a group, and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's Common Stock.

	Amount and Nature of Beneficial Ownership (1)
	Common Stock		Series 2001-A Preferred Stock
	Shares	%	Shares	%
Section 13(d) Group Consisting of: (2)	8,418,295	76.0%	312,783	100%
Ronald de Waal (3)
Inter-Him N.V. (3) W. Howard Lester (4)
Harold G. Powell (5)
Rebecca Powell Casey (6)
Michael T. Casey (7)
H. Rainey Powell (8)
Mary U. Powell (9)
Lisa Powell Hunt (10)
Clay M. Hunt (11)
H. Rainey Powell and Mary U. Powell 1997 Irrevocable Trust (12)
Harold G. Powell Revocable Trust dated 9/8/93 (13)
Elizabeth M. Powell Trust A (14)
Elizabeth M. Powell Trust B (15)
Arvest Bank Group, Inc. (16)
Arvest Trust Company, N.A. (16)
Other Beneficial Owners of More Than 5% of the Common Stock:
SAFECO Asset Management Company 601 Union Street Suite 2500 Seattle, WA 98101	891,284	8.2%	-	-
Directors and Named Executive Officers:
Clark J. Hinkley (17)	189,500	1.7%	-	-
Rebecca Powell Casey (2) (6)	8,418,295	76.0%	312,783	100%
Robert L. Anderson (17)	13,180	*	-	-
Margaret A. Gilliam (17)	14,270	*	-	-
William E. Haslam (17)	11,111	*
W. Howard Lester (4) (17)	8,418,295	76.0%	312,783	100%
Leonard M. Snyder (17)	14,270	*	-	-
Kenneth C. Row (17)	108,361	*	-	-
Jodi L. Taylor (17)	89,746	*	-	-
Sheri L. Hunt (17)	32,000	*	-	-

All Directors and Executive Officers as a Group (14 persons) (18):	8,949,933	77.3%	312,783	100%

  *Less than one percent.

  (1) This table is based upon information supplied by officers, directors and principal shareholders and applicable Schedules 13D and 13G filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The percentage of ownership for each person is calculated in accordance with rules of Securities and Exchange Commission without regard to shares of Common Stock issuable upon exercise of outstanding stock options, except that any shares a person is deemed to own by having a right to acquire by exercise of an option exercisable within 60 days are considered outstanding solely for purposes of calculating such person's percentage ownership.

  As a result of the Voting Agreement and other agreements described elsewhere herein, the named beneficial owners may be deemed to constitute a "group" within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. Because each member of such "group" may, pursuant to Rule 13d-5 under the Exchange Act, be deemed to share beneficial ownership of all of the Company's securities owned by each of the other members of such "group," the named beneficial owners may be deemed to share beneficial ownership of all of the Company's securities owned by them, collectively consisting of 312,783 shares of Series 2001-A Preferred Stock and 8,418,295 shares of Common Stock (including 4,813,574 shares issuable upon conversion of Series 2001-A Preferred Stock and 179,884 shares issuable upon exercise of stock options).

(3) Shares beneficially owned by Inter-Him N.V., Prof. Kern Kampweg 8a (Post Office Box 3361), Curacao, Netherlands Antilles, include 685,319 shares of issued and outstanding shares of Common Stock, 4,211,885 shares of Common Stock issuable upon conversion of Series 2001-A Preferred Stock and 273,686 shares of Series 2001-A Preferred Stock owned directly by Inter-Him N.V. Ronald de Waal, "Ertbrugge," Ertbruggestraat 136, BE-2110, Wijnegem, Belgium, is a managing director of Inter-Him N.V. and may be deemed to beneficially own all of the shares owned by Inter-Him N.V. The shares beneficially owned represent 11.3% of the outstanding Common Stock and 44.9% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(4) Shares beneficially owned by W. Howard Lester, 3250 Van Ness Avenue, San Francisco, CA 94109 includes 6,794 shares of issued and outstanding shares of Common Stock, 601,687 shares of Common Stock issuable upon conversion of Series 2000-A Preferred Stock and 39,097 shares of Series 2001-A Preferred Stock. The shares beneficially owned represent 0.1% of the outstanding Common Stock and 5.6% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(5) Shares beneficially owned by Harold G. Powell, 765 Asp, Norman, OK 73070, include (a) 154,075 shares of Common Stock held by Harold G. Powell Revocable Trust UA dated 9/8/93, of which Mr. Powell and his wife Anna M. Powell are co-trustees, (b) 63,884 shares of Common stock held by Elizabeth M. Powell Trust A over which Mr. Powell possesses a general power of appointment exercisable at his death, and (c) 75,326 shares of Common Stock that may be acquired upon exercise of stock options.

(6) Shares beneficially owned by Rebecca Powell Casey, 5919 Maple Avenue, Dallas, TX 75235, include (a) 670,942 shares of Common Stock held directly, (b) 105,123 shares of Common Stock held as custodian for the benefit of her minor children, and (c) 89,120 shares of Common Stock that may be acquired upon exercise of stock options. Such shares do not include 349,772 shares that are beneficially owned by her husband Michael T. Casey (see note 7 below), and Ms. Casey disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group. The shares beneficially owned represent 12.7% of the outstanding Common Stock and 7.1% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(7) Shares beneficially owned by Michael T. Casey, 2341 S.E. 8th, Grand Prairie, TX 75051, include (a) 349,772 shares of Common Stock held directly, (b) 42,000 shares of Common Stock held by the H. Rainey Powell and Mary U. Powell 1997 Irrevocable Trust, of which Mr. Casey is trustee. Such shares do not include 869,585 shares that are beneficially owned by his wife Rebecca Powell Casey (see note 6 above), and Mr. Casey disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group. The shares beneficially owned represent 5.7% of the outstanding Common Stock and 3.2% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(8) Shares beneficially owned by H. Rainey Powell, 1926 Pin Oak Circle, Norman, OK 73072, include (a) 374,137 shares of Common Stock held directly, and (b) 72,182 shares of Common Stock held as custodian for the benefit of his minor children. Such shares do not include 66,875 shares of Common Stock that are owned by his wife Mary U. Powell, and Mr. Powell disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group. The shares beneficially owned represent 7.3% of the outstanding Common Stock and 4.1% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(9) Shares beneficially owned by Mary U. Powell, 1926 Pin Oak Circle, Norman, OK 74072, include 66,875 shares held directly by Ms. Powell. Such shares do not include 446,319 shares that are beneficially owned by her husband H. Rainey Powell (see note 8 above), and Ms. Powell disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group.

(10) Shares beneficially owned by Lisa Powell Hunt, 8325 Douglas Avenue, Dallas, TX, include (a) 301,097 shares of Common Stock held directly, and (b) 85,656 shares of Common Stock held as custodian for the benefit of her minor children. Such shares do not include 35,041 shares of Common Stock that are beneficially owned by her husband Clay M. Hunt, and Ms. Hunt disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group. The shares beneficially owned represent 6.4% of the outstanding Common Stock and 3.5% of the fully-diluted Common Stock, assuming conversion of all 2001-A Preferred Stock.

(11) Shares beneficially owned by Clay M. Hunt, 8325 Douglas Avenue, Dallas, TX, include 35,041 shares held directly by Mr. Hunt. Such shares do not include 386,753 shares that are beneficially owned, directly or indirectly, by his wife Lisa Powell Hunt (see note 10 above), and Mr. Hunt disclaims beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group.

(12) The H. Rainey Powell and Mary U. Powell 1997 Irrevocable Trust, 2341 S.E. 8th, Grand Prairie, TX 75051, c/o Michael T. Casey, trustee, holds directly 42,000 shares of Common Stock.

(13) The Harold G. Powell Revocable Trust UA dated 9/8/93, 765 Asp, Norman, OK 73070, % Harold G. Powell and Anna M. Powell, co-trustees, holds directly 154,075 shares of Common Stock.

(14) The Elizabeth M. Powell Trust A, 200 East Main, Norman, OK 73069, c/o Arvest Trust Company, N.A., trustee, holds directly 63,884 shares of Common Stock.

(15) The Elizabeth M. Powell Trust B, 200 East Main, Norman, OK 73069, c/o Arvest Trust Company, N.A., trustee, holds directly 402,497 shares of Common Stock.

(16) Arvest Trust Company, N.A., 201 W. Walnut, Rogers, AR 72756, is a limited purpose national bank engaged in the business of providing trust and related services. In such capacity, Arvest Trust Company, N.A. serves as trustee of the Elizabeth M. Powell Trust A and the Elizabeth M. Powell Trust B and, by virtue of its voting and investment power over the shares of Common Stock held by such trusts, may be deemed to beneficially own the shares of Common Stock held by such trusts. The shares beneficially owned by Arvest Trust Company, N.A. also include 9,443 shares of Common Stock held by trusts or fiduciary accounts of which Arvest Trust Company, N.A. is trustee or account manager and exercises voting or investment power but which are not related to members of the Powell family and are not subject to the Voting Agreement or other arrangements described herein. The other members of the Section 13(d) group disclaim beneficial ownership of such shares except as may otherwise be attributable from inclusion in the Section 13(d) group. Arvest Trust Company, N.A. is a wholly-owned subsidiary of Arvest Bank Group, Inc., 125 W. Central, P.O. 218, Bentonville, AR 72712, and Arvest Bank Group, Inc. may be deemed to beneficially own the shares that are beneficially owned by Arvest Trust Company, N.A. as a result of its ownership of Arvest Trust Company, N.A.

(17) Includes shares that the named individuals have the right to acquire upon exercise of stock options exercisable within 60 days as follows: Clark J. Hinkley - 180,000; Robert L. Anderson - 12,000; Margaret A. Gilliam - 12,000; Leonard M. Snyder - 12,000; William E. Haslam - 10,000; Kenneth C. Row - 101,019; Jodi L. Taylor - 79,800; and Sheri L. Hunt - 32,000.

(18) Includes 8,418,295 shares of Common Stock and 312,783 shares of Series 2001-A Preferred Stock that Rebecca Powell Casey may be deemed to beneficially own as a result of her inclusion in the Section 13(d) group (see notes 2 and 6 above), and 492,410 shares that the other directors and executive officers have the right to acquire upon exercise of stock options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who beneficially own more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than 10% beneficial owners are required by regulation to furnish to the Company copies of all Section 16(a) reports they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during 2001, to the Company's knowledge all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners during 2001 were complied with on a timely basis, except as follows:

Rebecca Powell Casey was late in the filing of a Form 5.

VOTING AT ANNUAL MEETING

The director nominees receiving a plurality of the votes of the holders of Common Stock and Series 2001-A Preferred Stock, voting together as a single class, or the Series 2001-A Preferred Stock, voting as a separate class, as the case may be, will be elected as directors. The affirmative vote of the holders of a majority of the shares of Common Stock which are present in person or represented by proxy at the Annual Meeting is required to approve the 2002 Performance and Equity Incentive Plan. Any other matters properly brought before the Annual Meeting will be decided by a majority of the votes cast on the matter, unless otherwise required by law.

Because directors are elected by a plurality vote rather than a majority of the shares entitled to vote or a majority of the shares present in person or represented by proxy at the Annual Meeting, proxies marked "withhold authority" with respect to any one or more nominees will not affect the outcome of the nominee's election unless the nominee receives no affirmative votes or unless other candidates are nominated for election as directors. However, because shares represented by proxies that are marked "abstain" with regard to the proposal to approve the 2002 Performance and Equity Incentive Plan will be counted for the purpose of determining the number of shares represented by proxy at the Annual Meeting, such proxies marked "abstain" will have the same effect as if the shares represented thereby were voted against the proposal.

The office of the Company's Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the Annual Meeting. Neither the corporate law of the State of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or Bylaws, has any specific provisions regarding the treatment of abstentions and broker non-votes. It is the Company's policy to count abstentions or broker non-votes for the purpose of determining the presence of a quorum at the meeting. Abstentions will be treated as shares represented at the Annual Meeting for determining results on actions requiring a majority vote but will not be considered in determining results of plurality votes. Shares represented by proxies returned by brokers where the broker's discretionary authority is limited by stock exchange rules will be treated as represented at the Annual Meeting only as to such matter or matters voted on in the proxy. Shares represented by limited proxies will be treated as represented at the meeting only as to such matter or matters for which authority is granted in the limited proxy.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors, as recommended by the Audit Committee, has selected Ernst & Young LLP to serve as the Company's independent certified public accountants for 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

In April 2002, the Company dismissed Arthur Andersen LLP as its independent public accountants and subsequently retained Ernst & Young LLP as its new independent public accountants. The Audit Committee recommended such change in independent public accountants. During the two preceding fiscal years and the interim period through April 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. In addition, during such period, there were no "reportable events" with Arthur Andersen LLP as described in Item 304 (a) (i) (v) of Regulation S-K. Arthur Andersen LLP's report on the financial statements of the Company for the two fiscal years prior to April 2002 contain unqualified opinions. During the two preceding calendar years and through two fiscal years prior to April 2002, the Company did not consult Ernst & Young LLP on either the application of accounting principles to a completed or proposed specific transaction, or on the type of audit opinion that might be rendered on the Company's financial statements.

PROPOSALS OF SHAREHOLDERS

The Board of Directors will consider proposals of shareholders intended to be presented for action at annual meetings of shareholders. According to the rules of the Securities and Exchange Commission, such proposals shall be included in the Company's Proxy Statement if they are received in a timely manner and if certain requirements are met. For a shareholder proposal to be included in the Company's Proxy Statement relating to the 2003 Annual Meeting of Shareholders, a written proposal complying with the requirements established by the Securities and Exchange Commission, including Rule 14a-8 under the Securities Exchange Act of 1934, must be received no later January 17, 2003. In addition, shareholders are notified that the deadline for providing the Company timely notice of any shareholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2003 Annual Meeting of Shareholders is April 2, 2003. As to all such matters of which the Company does not have notice as of April 2, 2003, discretionary authority to vote on such matters will be granted to the persons designated in the proxies solicited by the Company relating to the 2003 Annual Meeting. All shareholder proposals should be delivered to Harold's Stores, Inc., Shareholder Relations, Post Office Drawer 2970, Norman, Oklahoma 73070-2970.

OTHER MATTERS

The Company does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

Copies of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission may be obtained, without charge to shareholders, by writing Harold's Stores, Inc., Shareholder Relations, Post Office Drawer 2970, Norman, Oklahoma 73070-2970.

Appendix A

Harold's Stores, Inc.

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the "Charter") has been adopted by the Board of Directors (the "Board") of Harold's Stores, Inc. (the "Company") and shall serve as the governing document of the Audit Committee of the Board (the "Audit Committee") of the Company.

Role of the Audit Committee

The Board shall appoint the Audit Committee to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) the compliance by the Company with legal and regulatory requirements, and (iii) the independence and performance of the Company's internal and external auditors. The Audit Committee also may have such other duties as may from time to time be assigned to it by the Board.

Audit Committee Membership

The membership of the Audit Committee shall consist of at least three (3) directors appointed by the Board. Each member of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange.

One member of the Audit Committee shall be assigned as Chairman of the Audit Committee by the Board. The Chairman of the Audit Committee shall be responsible for leadership of the Audit Committee, which shall include scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board.

The Audit Committee shall meet at least once each calendar quarter, or more frequently as the Chairman of the Audit Committee considers necessary.

Authority of Audit Committee

The Audit Committee shall maintain free and open communication with the Company's independent auditors, the Company's internal auditors, if any, and the management of the Company. The Audit Committee shall have the authority to retain special legal counsel, accounting personnel or other consultants to advise the members of the Audit Committee. The Audit Committee may request that any officer or employee of the Company or the Company's outside counsel or independent auditor attend a meeting of the Audit Committee or meet with any members of, or consultants to, the Audit Committee.

Duties of Audit Committee

The Audit Committee shall:

1. Review and reassess on an annual basis the adequacy of this Charter and recommend any proposed changes in the Charter to the Board for approval.

2. Review the annual audited financial statements with Company management, including major issues relating to accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review any analysis prepared by Company management and the independent auditor of significant financial reporting issues and any judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained letters pursuant to Statement on Auditing Standards No. 50.

4. Review with management and the independent auditor the effect of any recent regulatory and accounting initiatives on the Company's financial reporting.

5. Review with Company management and the independent auditor the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q or issuance of any press releases of a financial nature, including the results of the independent auditors' reviews of the quarterly financial statements.

6. Meet periodically with Company management to review the Company's major financial risk exposures and the steps Company management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or Company management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Approve the fees to be paid to the independent auditor, including any fees for non-audit services.

10. Receive formal written statements from the independent auditor delineating all relationships between the Company and the independent auditor, consistent with Independence Standards Board Standard 1, engage in an active dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and if so determined by the Audit Committee, take or recommend that the Board take appropriate action to oversee the independence of the auditor.

11. Review the prospective employment of any person formerly employed by the independent auditor who was engaged on the Company's account.

12. Work in conjunction with the Board to evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

13. Review the appointment and replacement of the senior internal auditing executive, if any.

14. Review the significant reports to Company management prepared by the internal auditing department, if any, and review and comment on Company management's responses thereto.

15. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

16. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

17. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

18. Review with management and the independent auditor any correspondence with governmental agencies and any employee complaints which raise material issues concerning the Company's financial statements or accounting policies.

19. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review shall include, but not be limited to, the following:

    Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information or disagreements with management;

b. Any changes required in the planned scope of the internal audit; and

c. The internal audit department responsibilities, budget and staffing (if any).

20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

21. Review with the Company's legal counsel any legal matters which may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22. Meet at least quarterly with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such actions are the responsibility of Company management and the independent auditor. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Company management and the independent auditor or to assure compliance with laws and regulations.

Appendix B

APPENDIX TO PROXY STATEMENT OF HAROLD'S STORES, INC.

CONTAINING SUPPLEMENTAL INFORMATION REQUIRED TO BE

PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION

The following is information required to be provided to the Securities and Exchange Commission in connection with the Definitive Proxy Materials of Harold's Stores, Inc. (the "Company") in connection with the 2002 Annual Meeting of Shareholders of the Company. This information is not deemed to be a part of the Proxy Statement and will not be provided to shareholders in connection with the Proxy Statement.

  The Company anticipates that the Definitive Proxy Materials will be mailed to the shareholders on or about May 17, 2002.

  The following information is provided pursuant to Instruction 5, Item 10 of Schedule 14A: The shares of Common Stock issuable by the Company pursuant to the Company's proposed 2002 Performance and Equity Incentive Plan (the "Plan") are expected to be covered by a Registration Statement on Form S-8 to be filed in the future before any sales are made under the Plan.

  The complete text of the Plan is set forth below as required by Instruction 3, Item 10 of Schedule 14A.

HAROLD'S STORES, INC.

2002 PERFORMANCE AND EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the 2002 Performance and Equity Incentive Plan (herein referred to as the "Plan") is to promote and advance the interest of Harold's Stores, Inc. (the "Company") and its shareholders by enabling the Company to attract, retain and reward managerial and other key employees and to strengthen the mutuality of interests between such employees and the Company's shareholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. In addition, the Plan is intended to secure, retain, motivate and reward Nonemployee Directors of Company through the grant of Stock Options and shares of Common Stock to Nonemployee Directors.

2. Definitions. For purposes of the Plan, the following terms shall have the meanings set forth below:

(a) "Award" or "Awards" means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

(b) "Board" means the Board of Directors of the Company.

(c) "Code" means the Internal Revenue Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

(d) "Committee" means the Committee of the Board constituted as provided in Section 3 of the Plan.

(e) "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

(f) "Company" means Harold's Stores, Inc., an Oklahoma corporation, or any successor corporation.

(g) "Deferred Compensation Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

(h) "Disability" means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

(j) "Fair Market Value" means, if the shares are traded on a national securities exchange, the closing price of the shares on such national securities exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded, as reported by National Quotation Bureau, Inc. or other national quotation service. If the principal market for the shares is the over-the-counter market, Fair Market Value means the closing "asked" price of the shares in the over-the-counter market on the date on which such value is to be determined or, if such asked price is not available, the last sales price on such day or, if no shares were traded on such day, on the next preceding day on which the shares were traded, as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service. If at any time shares of Common Stock are not traded on an exchange or in the over-the-counter market, Fair Market Value shall be the value determined by the Committee, taking into consideration those factors affecting or reflecting value which they deem appropriate. For purposes of determining the exercise price of an Incentive Stock Option, Fair Market Value shall not under any circumstances exceed the amount contemplated by Section 422(b)(4) of the Code.

(k) "Incentive Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.

(l) "Nonemployee Director" means each person who is a member of the Board of Directors of Company but who is not an employee of Company or a Subsidiary.

(m) "Non-Qualified Stock Option" means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(n) "Participant" means an employee of Company or a Subsidiary who is granted an Award under the Plan, or a Nonemployee Director who is granted a Stock Option or shares of Common Stock pursuant to Section 6(h) of the Plan.

(o) "Performance Award" means an Award granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

(p) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

(q) "Performance Unit Grant" means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

(r) "Plan" means this 2002 Performance and Equity Incentive Plan of the Company, as set forth herein and as it may be hereafter amended and from time to time in effect.

(s) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

(t) "Restricted Stock Grant" means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(u) "Restricted Unit Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

(v) "Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Company's retirement plan for salaried employees or such earlier retirement date as approved by the Committee for purposes of this Plan.

(w) "Stock Appreciation Right" means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

(x) "Stock Option" means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

    "Subsidiary" means any corporation or entity in which the Company directly or indirectly controls 50% or more of the total voting power of all classes of its stock having voting power.

    "1993 Plan" means the Company's 1993 performance and equity Incentive Plan, as amended.

3. Administration.

(a) The Plan shall be administered by the Committee to be appointed from time to time by the Board. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

    The Committee is authorized to construe and interpret the Plan to promulgate, amend and rescind rules and regulations relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may designate persons other than members of the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. The Committee's powers include, but are not limited to, modifications, procedures and subplans as are necessary to comply with provisions of federal and state securities laws, including, but not limited to, provisions of federal securities laws applicable to executive officers who receive Awards under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

    Notwithstanding the foregoing, in connection with any Awards to Participants covered by Section 16 of the Exchange Act, the Plan shall be administered either by the Board or by a Committee comprised of not less than two of the then members of the Board who are "non-employee directors" as contemplated by Rule 16b-3. If the Committee does not meet such requirement, the Committee's sole authority with respect to Awards to Participants covered by Section 16 of the Exchange Act shall be to make recommendations to the Board, which shall have the sole authority to approve or disapprove any such recommendation. In addition, solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Committee shall have no discretionary authority with respect to the eligibility, amount, price or timing of any Stock Options granted under the Plan to a Nonemployee Director of Company.

4. Plan Duration; Common Stock Subject to Plan.

(a) Term. The Plan shall commence upon the expiration of the 1993 Plan on November 30, 2002 and shall terminate on November 30, 2012, except with respect to Awards then outstanding.

(b) Shares of Common Stock Subject to Plan. The maximum number of shares of Common Stock in respect of which Awards may be granted under the Plan, subject to adjustment as provided in Section 15 of the Plan, is 3,000,000, less the number of shares subject to outstanding awards under the 1993 Plan on November 30, 2002.

If after November 30, 2002, under either the 1993 Plan or this Plan, any Awards are forfeited, terminated, expire unexercised, settled in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofor subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards. Further, any shares of Common Stock which are used as full or partial payment to the Company by a Participant of the purchase price of shares of Common Stock upon exercise of a Stock Option shall again be available for Awards under the Plan, as shall any shares covered by Stock Appreciation Rights which are not issued as payment upon exercise.

Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

5. Eligibility. Persons eligible for Awards under the Plan shall consist of managerial and other key employees of the Company and/or its Subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Nonemployee Directors of Company shall be eligible for grant of Stock Options and shares of Common Stock under the Plan in accordance solely with the provision of Section 6(h) hereof.

6. Stock Options. Stock Options granted under the Plan may be in the form of Incentive Stock Options, Non-Qualified Stock Options, Deferred Compensation Stock Options, Nonemployee Director Options and such Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Grant. Stock Options may be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

(b) Stock Option Price. The option exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

(c) Option Term. The term of each Stock Option shall be fixed by the Committee; except that the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive Stock Option is granted.

(d) Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in Section 13 of this Plan, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ of the Company or a Subsidiary and has been continuously so employed since the date such Stock Option was granted.

(e) Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in cash or, if acceptable to the Committee in its sole discretion, in shares of Common Stock already owned by the Participant, or by surrendering outstanding Awards denominated in stock or stock units; provided, however, unless the Committee detrmines otherwise, that the Participant has owned the shares or Award surrendered for at least six months. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of the purchase price of such shares.

(f) Special Rules for Incentive Stock Options. With respect to Incentive Stock Options granted under the Plan, the following additional provisions shall apply:

(i) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the number of shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code;

    If at the time an Incentive Stock Option is granted, the Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, then the terms of the Incentive Stock Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date granted;

(iii) The aggregate number of shares of Common Stock that may be issued as Incentive Stock Options shall be 3,000,000; and

(iv) The Committee shall include any other terms and conditions as may be required in order that the Incentive Stock Options qualify under Section 422 of the Code or successor provision.

(g) Deferred Compensation Stock Options. Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

Amount of Compensation to be Deferred = Number of

(Fair Market Value - Exercise Price) Optioned Shares

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee.

Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that a recipient of such an option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code.

(h) Nonemployee Director Awards. Notwithstanding anything elsewhere in the Plan to the contrary, each Nonemployee Director shall be eligible for grants of Stock Options and shares of Common Stock under the Plan solely in accordance with this provision. The following subparagraphs of this paragraph shall apply to the granting of Stock Options to Nonemployee Directors ("Nonemployee Director Options") and the granting of shares of Common Stock to Nonemployee Directors:

(i) Grant of Options. Each incumbent Nonemployee Director shall receive, while serving as a director, stock option grants to purchase 2,000 shares of Common Stock immediately following each annual meeting of shareholders at which such incumbent Nonemployee Director is re-elected to the Board. Any new Nonemployee Director shall receive a stock option grant to purchase 10,000 shares of Common Stock upon his or her initial election to the Board and, while continuing to serve as a director, shall receive stock option grants to purchase 2,000 shares of Common Stock immediately following each subsequent annual meeting of shareholders at which such Nonemployee Director is re-elected to the Board. All Stock Options granted to the Nonemployee Directors shall constitute Non-Qualified Stock Options.

(ii) Exercise Price. The purchase price for each share placed under a Stock Option for a Nonemployee Director shall be equal to 100% of the Fair Market Value of such share on the date the Stock Option is granted.

(iii) Vesting and Term. Each Nonemployee Director Option shall become vested and exercisable in full on the date six months after the date of grant. The term of each Stock Option granted to a Nonemployee Director shall be ten (10) years from the date of grant, subject to earlier termination in accordance with this subparagraph (iii) below. Options may be exercised solely by the Nonemployee Director during his lifetime, or in the event of his legal incapacity, by his legal representative, or after his death, by the person or persons entitled thereto under his will or the laws of descent and distribution. In the event of the death of a Nonemployee Director while a member of the Board, any unvested portion of the Stock Option as of the date of death shall be vested as of the date of death, and the option shall be exercisable in full by the heirs or other legal representatives of the Nonemployee Director within twelve months following the date of death. In the event of termination of a Nonemployee Director as a member of the Board for any reason other than death or removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-laws of Company, such option shall be exercisable by the Nonemployee Director or his legal representative within three months of the date of termination as to all then vested portions. If a Nonemployee Director is removed from the Board for cause, the Stock Option shall terminate as of the effective date of removal for cause and the optionee shall have no further rights to exercise any portion of the Stock Option. Notwithstanding the foregoing provisions of this subparagraph (iii), in no event may a Stock Option be exercised more than ten years after the date of grant.

(iv) Method of Exercise. Nonemployee Director Options may be exercised in the manner provided in paragraph (e) of this Section 6 ("Method of Exercise").

(v) Other Provisions. All Nonemployee Director Options shall be subject to the other provisions of the Plan that are not inconsistent with the provisions of this paragraph (h); provided, however, that the Committee shall not have discretionary authority, as otherwise provided by the provisions of this Plan, to make any determination that would alter the effects of a provision of the Plan as to a Nonemployee Director Option.

(vi) Grants of Common Stock in Lieu of Fees. Nonemployee Directors of the Company shall be eligible to receive Awards under the Plan consisting of shares of Common Stock in lieu or replacement of any retainer fees, meeting attendance fees or other fees to which any Nonemployee Director may be entitled under the Nonemployee Director compensation policies of the Company as in effect from time to time. Such Awards of Common Stock shall be subject to such restrictions, if any, and shall be effected upon such terms as the Board or Committee shall determine.

7. Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

(a) Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant. A Stock Appreciation Right may be granted in tandem with, in addition to or completely independent of a Stock Option or any other Award under the Plan.

(c) Exercise. A Stock Appreciation Right may be exercised by a Participant in accordance with procedures established by the Committee.

(d) Form of Payment. Payment upon exercise of a Stock Appreciation Right may be made in cash, in shares of Common Stock, a Deferred Compensation Stock Option or any combination thereof, as the Committee shall determine; provided, however, that any Stock Appreciation Right exercised upon or subsequent to the occurrence of a Change in Control (as defined in Section 16 hereof) shall be paid in cash.

8. Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Participant forfeit such shares back to the Company upon termination of employment for specified reasons within a specified period of time.

(b) Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a specified period of time.

(c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.

(d) Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must remain in the employment of the Company or its Subsidiaries, subject to relief for specified reasons, for such time period commencing on the date of the Award and ending on such later date or dates as the Committee may designate at the time of the Award ("Restriction Period"). During the Restriction period, a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. Upon expiration of the applicable Restriction period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments) the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

(e) Payment of Awards. A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the respective Restriction Period in cash, in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

With respect to a Restricted Stock Grant, the Committee may also, in its discretion, permit a Participant to elect to receive, in lieu of shares of unrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions lapse.

(f) Rights as a Shareholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which such dividends are issued.

9. Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Equity Grants or Performance Unit Grants. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

(a) Performance Equity Grants. A Performance Equity Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

(b) Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units or a portion of such units in the event certain performance criteria are not met within a designated period of time.

(c) Grants of Awards. Performance Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant.

(d) Performance Goals and Performance Periods. Performance Awards shall provide that in order for a Participant to vest in such Awards the Company and/or the individual Participant, or his or her division or unit, must achieve certain performance goals ("Performance Goals") over a designated performance period ("Performance Period"). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee shall establish Performance Goals for each Performance Period before, or as soon as practicable after, the commencement of the Performance Period. The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use such measures of performance in such manner as it deems appropriate, such as, for example, return on equity, earnings growth, revenue growth, comparisons to peer companies or prior period performance of the Participant or his or her division or unit. During the Performance Period, the Committee shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

(e) Payment of Awards. In the case of a Performance Equity Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award at the time such Award is vested or otherwise required to be settled in accordance with its terms. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the respective Performance Period in cash, in shares of Common Stock, a Deferred Compensation Stock Option or in any combination thereof, as the Committee in its sole discretion shall determine.

10. Other Stock-Based and Combination Awards.

(a) The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Grants may be granted either alone, in addition to or in tandem with any other type of Award Granted under the Plan.

(b) The Committee may also grant Awards under the Plan in tandem or combination with other Awards or in exchange of Awards, or in tandem or combination with, or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(c) Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

11. Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the earn out or exercise of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including, but not limited to, the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock, and (c) granting of Deferred Compensation Stock Options.

12. Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Equity Grants, and other stock-based Awards may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

13. Termination of Employment. The terms and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee.

In the case of an Incentive Stock Option, such Award shall expire no later than the date three months after the termination of the Participant's employment for any reason other than death or Disability. In the event of termination of the Participant's employment by reason of death or Disability, the Incentive Stock Option shall expire on the earlier of the expiration of (i) the date specified in the Award which in no event shall be later than 12 months after the date of such termination, or (ii) the term specified in Section 6(c) of this Plan.

Notwithstanding any other provision to the contrary, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, such Award shall expire as of the date of such termination of employment and the Participant and the Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

14. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his legal representative.

15. Adjustments Upon Changes in Capitalization, Etc.

(a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b) In the event of any change in capitalization affecting the Common Stock of the Company, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of Common Stock which may be sold or awarded to any Participant, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect of outstanding Awards.

(c) The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under Section 4 of the Plan may be increased accordingly.

16. Change in Control.

(a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

(b) A "Change in Control" of the Company shall have occurred if any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plans), alone or together with its Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders, (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)), and the Continuing Directors no longer constitute a majority of the Board.

(c) "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all Affiliates and Associates, shall be the beneficial owner of a substantial block of the Company's Common Stock; provided, however, that Acquiring Person shall not mean Harold G. Powell or any Affiliate, Associate, spouse, or lineal descendant of Harold G. Powell, including an adopted child of a lineal descendant.

(d) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(e) "Continuing Director" means (i) any individual who is a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the occurrence of the Change in Control date, or (ii) any successor of a Continuing Director, while such successor is a member of the Board, and who is not an Acquiring Person, or an Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

17. Amendment and Termination. The Board may at any time at its sole discretion submit the Plan for the approval of the shareholders of the Company, terminate the Plan, or amend it from time to time in such respects as the Board may deem advisable, including, without limitation, amendments to the Plan to bring the Plan into compliance with, to take advantage of exemptions or special treatment afforded under or to take into account changes in applicable securities, federal income tax laws and other applicable laws. To the extent permitted by applicable law, the Board's ability to effect such amendments or modifications to the Plan shall expressly extend to and include corresponding amendments or modifications to the terms of existing Awards.

Notwithstanding the foregoing, solely to the extent necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act, the Board may not act more than once every six (6) months to amend the provisions of the Plan relating to the eligibility, amount, price or timing of grants of Stock Options to Nonemployee Directors.

18. Loans for Exercise of Options. The Committee may, in its discretion, allow Participants to execute notes payable to the Company in full or partial payment for the shares of Common Stock acquired in connection with the exercise of Stock Options granted under the Plan. In no event, however, may such loan exceed the amounts allowable to be loaned by the Company to such individual for the purposes stated hereunder as provided by any regulation of the United States Treasury or other State or Federal statute. The terms of any such loan, including the interest rate, security and repayment terms, will be subject to the discretion of the Committee.

19. Miscellaneous.

(a) Tax Withholding. The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

(b) No Right to Employment. Neither the adoption of the Plan nor the granting of any Award shall confer upon any employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time, with or without cause.

(c) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d) Payments to Trust. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

(e) Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(e), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion.

(f) Engaging in Competition With Company. In the event a Participant terminates his or her employment with the Company or a Subsidiary for any reason whatsoever (except after a Change in Control), and within eighteen (18) months after the date thereof accepts employment with any significant competitor of, or otherwise engages in material competition with, the Company or a Subsidiary, the Committee, in its sole discretion, may require such Participant to return to the Company the economic value of any Award which is realized or obtained (measured at the date of exercise, vesting or payment) by such Participant at any time during the period beginning on that date which is six months prior to the date of such Participant's termination of employment with the Company or a Subsidiary.

(g) Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangements, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination with or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees for their service with the Company and its Subsidiaries.

(h) Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i) Compliance With Rule 16b-3. With respect to persons subject to Section 16(b) of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee.

(j) Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

(k) Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(l) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Oklahoma.

(m) Effective Date. The Plan will become effective upon the expiration of the 1993 Plan, subject to approval of the shareholders of the Company at the 2002 annual meeting or any adjournment thereof.

PROXY HAROLD'S STORES, INC. 5919 Maple Avenue, Dallas, Texas 75235

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HAROLD'S STORES, INC.

The undersigned hereby appoints Clark J. Hinkley and Jodi L. Taylor, or any one of them, each with the power to appoint his or her substitute, as proxies, and hereby appoints and authorizes them to represent and vote as designated below, all the shares of Common Stock and Series 2001-A Preferred Stock, held of record by the undersigned on April 25, 2002, at the Annual Meeting of Shareholders of Harold's Stores, Inc. (the "Company") to be held at the Company's offices located at 5919 Maple Avenue, Dallas, Texas, at 10:00 a.m. on Thursday, June 20, 2002, and at any adjournment thereof.

1.	Election of Directors
(Instructions: To withhold authority to vote for any individual nominee, strike through the nominee name.)

	A.	Election of three directors by the holders of Series 2001-A Preferred Stock as a separate class. (Only holders of Series 2001-A Preferred Stock may vote with respect to this matter.)

		FOR all nominees listed below			WITHHOLD AUTHORITY
	(except for the nominee(s) lined out below)				to vote for all nominees below

Robert L. Anderson, W. Howard Lester, William E. Haslam

	B.	Election of four directors by the holders of Common Stock and Series 2001-A Preferred Stock voting together as a single class. (All shareholders may vote with respect to this matter.)

		FOR all nominees listed below			WITHHOLD AUTHORITY
	(except for the nominee(s) lined out below)				to vote for all nominees below

Clark J. Hinkley, Rebecca Powell Casey, Margaret A. Gilliam, Leonard M. Snyder

2.	Proposal to approve the 2002 Performance and Equity Incentive Plan. (All shareholders may vote with respect to this matter.)

		FOR		AGAINST	ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR ITEM 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please sign exactly as name appears below. When signing as attorney, as executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person. If a limited liability company, please sign name by authorized person.

			Date:		, 2002
Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.